COMMERCIAL LEASE


       THIS INDENTURE WITNESSETH, that MERVIN LUNG BUILDING COMPANY, INC., an Indiana corporation with principal offices in St. Joseph County, Indiana, hereinafter referred to as "LESSOR", leases to PATRICK INDUSTRIES, INC., an Indiana corporation with principal offices in Elkhart County, Indiana, hereinafter referred to as "LESSEE, for and in consideration of the covenants and agreements hereinafter mentioned, that real estate located in Elkhart County, Indiana, commonly described as 1910-1926 W. Lusher, 1930 W. Lusher Avenue, 2024 1/2 W. Lusher, and 2044 W. Lusher Avenue, and more particularly described on Exhibit "A" attached hereto and made a part hereof, to have and to hold unto the Lessee from October 1, 1995, to and including September 30, 2005, and the Lessee in consideration of said grant does hereby covenant and agree with the Lessor as follows:

            1.   That  Lessee   represents  it  will   use  said  premises   for
  manufacturing, warehousing and office purposes only, all in conformity with applicable ordinances, laws, and regulations.

            2. Lessee will pay as basic rent for said premises during the first twenty-four (24) months of the lease, the sum of Six Hundred Sixty-seven Thousand Two Hundred Twenty-four ($667,224.00) Dollars to Lessor at such place as the Lessor from time to time hereafter may designate in writing in equal monthly installments of Twenty-seven Thousand Eight Hundred One
  ($27,801.00) Dollars commencing on the 1st day of October, 1995, and on the first (1st) day of each succeeding month thereafter to and including the 1st day of September, 1997.

                 Rent for the period commencing October 1, 1997, and ending September 30, 2001, and again commencing October 1, 2001 and ending September 30, 2005, shall be adjusted upward by an amount equal to the total percentage accumulated change in the consumer Price Index (the "CPI") occurring during the period from October 1, 1995, provided that, in no event shall said increase exceed one hundred twenty percent (120%) of the total basic rent for the first twenty-four (24) months of the lease.

                 For the purpose of computing said basic rent for the adjustment period, the Base Index CPI shall, for all purposes, be the Base Index = All Items, United States Consumer Price Index published by the United States Department of Labor for the month of October, 1995. The Current Index Number shall be the similar number from the same or similar publication published for the latest adjustment date, October 1, 1997 or October 1, 2001, as applicable.

                 To determine the basic rent increase, the Current Index Number shall be divided by the Base Index Number, and the resultant amount above the numeral one (1), if any, multiplied by Twenty-seven Thousand Eight Hundred One ($27,801.00) Dollars shall be deemed for all purposes to be the monthly basic rent for the next period of the lease.

                 Notwithstanding anything to the contrary contained herein, monthly basic rent for the subsequent periods shall not be less than monthly basic rent for the first twenty-four (24) months of the release irrespective of the percentage of change in said CPI.

                 The computation shall be made as soon after the adjustment date as practical, and adjustments in the rent shall be made effective with the rent installment due on the adjustment date. If said computation cannot be made until sometime thereafter, Lessee shall continue to pay the prior rental amount in the same manner as prior to the adjustment date and make up the deficiency, if any, in basic rent the month following the completion of said computation.

                 Lessee shall further pay as additional rent (a) all real estate taxes levied and/or assessed against the leased premises by the State of Indiana and or/any political subdivision thereof commencing with the installment of said taxes first payable during the term of the lease and ending with the installment of taxes last payable during the term of the lease and (b) all insurance premiums for fire, extended coverage and hazard insurance on the improvements located in the leased premises when and as the same fall due during the term commencing on the effective date of this Lease, said insurance to be in the amounts and with the limits of liability as hereinafter stated.

            3. Lessee has examined and knows the condition of said premises and has received the same in good order and repair. No representations as to the condition of repair thereof have been made by the Lessor or his representative, prior to or at the execution of this Lease that are not herein expressed or endorsed hereon and that Lessee will keep the interior and exterior of said premises in good repair, including the roof, foundation and walls, replacing all broken glass with glass of the same size and quality as that broken, and will keep said premises and appurtenances, as well as all eaves, down-spouting, catch basins, drains, stools, lavatories, sidewalks, adjoining alleys and all other facilities and equipment in connection with said premises, in a clean and healthy condition, according to the city ordinances, and the direction of the proper public officers, during the term of this Lease, at its own expense; and upon termination of this Lease, in any way, will yield up said premises to Lessor in good condition and repair (loss by fire and ordinary wear excepted) and will deliver the keys to Lessor.

            4. Lessor shall not be liable for damages caused by failure to keep said premises in repair and shall not be liable for any damage done or occasioned by or from plumbing, gas, water, steam or other pipes, or sewerage, or the bursting or leaking of plumbing or heating fixtures or waste or soil pipe existing in connection with said building or premises, nor for damage occasioned by water, snow or ice being upon said sidewalks or coming through the roof, skylight, trap door or otherwise, nor for any damages arising from negligence of co-tenants or other occupants of the same building, or the agents, employees or servants of any of them, or of any owners or occupants of adjacent or contiguous property.

            5. Lessor shall not be liable for any injury to the Lessee or any other person, occurring on, adjacent to or in front of said premises, irrespective of whether said injury is caused by a defect in said premises or by reason of said premises becoming out of repair or arising from any other cause whatsoever, and the Lessor shall not be liable for damage to Lessee's property or to the property of any other person which may be located in or upon said premises and the Lessee agrees to indemnify and save harmless the Lessor from any and all claims arising out of injuries to persons or property occurring on or about said premises.

                 During the term of this lease the Lessee shall maintain at its expense, for the benefit of Lessor and Lessee and naming both Lessor and Lessee as insured parties, liability insurance with limits of not less than Five Hundred Thousand ($500,000.00) Dollars per injury, One Million ($1,000,000.00) Dollars per occurrence and Five Hundred Thousand ($500,000.00) Dollars property damage. Lessee shall deliver from time to time during the term of this Lease to Lessor evidence of the existence of such liability insurance.

            6. Lessee shall further maintain at its sole expense for the benefit of Lessor during the entire term of this Lease fire, extended coverage and hazard insurance on the improvements now located on the leased premises in an amount equal to the insurance replacement cost of said premises. Lessee shall further deliver to Lessor certificates of insurance issued by the insurer of said improvements and from time to time when and as the premiums on said insurance become due and payable shall further provide Lessor with evidence of the payment of said premiums.

                 In the event Lessee shall construct or erect any further improvements upon said leased premises and or make any additions or alterations to the existing improvements located upon said premises during the term of this lease, Lessee, at its expense, shall insure said additional improvements or additions to present improvements in an amount not less than the costs of such further improvements or additions. Lessor agrees the insurance proceeds for any building constructed by Lessee after January 1, 1995, shall be paid to Lessee.

            7. The parties agree that Lessee may sublet all or any portion of said premises during the term of this Lease only with the prior written consent of Lessor; provided, however, that Lessee shall deliver copies of any such permitted subleases within five (5) days after the execution thereof and provided, further, that Lessee shall not grant any rights to any such subtenant in excess of the rights and duties granted Lessee herein.

            8. Lessee shall not assign this Lease or any part thereof without the written consent of the Lessor first had and obtained, and will not permit any transfer by operation of law of any interest in said premises acquired through this Lease and will not permit said premises to be used for any unlawful purpose or purposes which will injure the reputation of the same or of the building of which it is a part, nor disturb the tenants of such building or of the neighborhood.

            9. No alterations, changes, or additions in said leased premises shall be made without first submitting written plans and specifications for the same to the Lessor and obtaining his written consent to make the same. Lessor shall not unreasonably withhold his consent. In the event of any such remodeling, alterations or additions, Lessee shall make the same at its own expense and shall promptly pay for all materials and labor involved in making the same. Lessee shall not permit any liens or claims or demands of any nature to exist against the Lessor or the leased premises. In the event any lien, claim or demand of any action for enforcing the same shall be filed or made against the Lessor or said premises, the Lessee shall defend the same at its own expense and Lessee hereby agrees to indemnify and hold harmless the Lessor from any and all lability or expense arising by virtue of such claim, demand or lien or the defense of any action filed to enforce the same. Any such alterations, changes or additions shall, when made, become a part of the leased premises and remain thereon as the property of the Lessor at the termination of said Lease at the option of the Lessor, and if the Lessor shall require the Lessee to restore the premises or any portion thereof to the original condition in which it was before this Lease is executed then the Lessee shall restore said premises or portion to such condition at its own expense, and all of the provisions of this Lease with reference to such restoration contracts, liens, demands and expenses shall apply to said restoration as well as the original alterations. Upon the expiration of this Lease, Lessee shall be entitled to remove its trade fixtures and equipment provided that Lessee shall, at its sole expense restore said premises to good condition after such removal.

            10. Lessee shall allow Lessor free access to the premises for the purpose of examining or exhibiting the same and also to allow the Lessor, within forty-five (45) days of the termination of this Lease, to place upon said premises "For Sale" or "For Rent" signs.

            11. Lessee shall promptly pay and discharge all store license taxes and all general personal property taxes or special license fees that they may be assessed or levied by any lawful authority against the property of Lessee or any subtenants on, against or by virtue of the business conducted in or on the demised premises during the term of this Lease.

           12. Lessee shall promptly pay (in addition to the rents above specified) all water, sewerage, electric, power, gas and heating bills taxed, levied or charged against the premises for and during the entire term of this Lease.

            13. Lessee covenants that should it default in its agreement to pay the rent above provided to be paid, or any part thereof, or in any of the other covenants and agreements herein contained, it will at once deliver peaceable possession of said premises to the Lessor, and failing to do so, it shall be lawful for the Lessor, its successors or assigns, without notice, to declare the said term ended, and to reenter said demised premises, or any part thereof, either with or without process of law, and to expel, remove and put out the lessee, or any person or persons occupying the same, using such force as may be necessary so to do, and to repossess and use said premises as before this demise, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenants.

            14. That after the service of notice, or the commencement of a suit, or after final judgment for possession of said premises, Lessor may receive and collect any rent due and the payment of said rent shall not waive or affect said notice, said suit or said judgment.

            15. If the Lessee shall make any assignment for the benefit of creditors or if a receiver is appointed for the Lessee or its assets or of the Lessee's interest under this lease, and if the appointment of a receiver is not vacated within five (5) days, or if a voluntary or involuntary petition is filed by or against Lessee under the Bankruptcy Act, the Lessor may, upon giving the Lessee ten (10) days notice of such election, eitherterminate Lessee's right to the possession of the demised premises or terminate this Lease as in the case of violation by the Lessee of any of the terms, covenants or conditions of this Lease.

            16. It is agreed by the parties hereto that in the event Lessee is declared bankrupt or voluntarily offers to creditors terms of composition or in case a receiver is appointed to take charge of and conduct the affairs of the Lessee, then Lessor shall have the right to immediate possession of said premises.

            17. That in case said premises shall be so injured by fire, windstorm or other catastrophe as to be rendered untenantable, within thirty
  (30) days thereafter, it shall be optional with the Lessor only to terminate the Lease by written notice at the end of such thirty (30) days, in which case rent shall be paid at the agreed rate above provided up to the time of such fire or other injury; but in case such injuries are repaired and the premises rendered tenantable within thirty (30) days, the right to terminate this Lease for such cause shall not exist; provided, that nothing herein contained shall relieve the Lessee from liability for rent or damages where such damage or destruction shall be caused by the carelessness, negligence or improper conduct of the Lessee, its agents or servants.

            18. It is expressly agreed that no waiver nor apparent waiver, nor the failure of Lessor to require strict performance of any condition, covenant or agreement shall estop the Lessor from enforcing such condition, covenant or agreement, nor any other condition, covenant or agreement shall at any time be implied.

            19.  At  the  expiration  of   this  Lease,  by  lapse  of  time  or
  otherwise, Lessee will yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages for each day such possession is withheld, a sum equal to two (2) times the per diem rental; but the provision of this clause shall not be held as a waiver by Lessor of any rights or reentry as herein set forth, nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the term hereby granted for the period still unexpired, for any breach of any of the covenants herein.

            20. It is also agreed that the Lessee shall pay and discharge all reasonable costs, attorney's fees and expenses which shall be made and incurred by the Lessor in enforcing the covenants and agreements of this Lease, including the agreement to deliver possession for any reason herein provided, and all the parties to this Lease agree that the covenants and agreements herein contained shall be binding upon, apply and inure to their respective heirs, executors, administrators, successors and assigns, and the terms "Lessor" and "Lessee" shall embrace all of the parties hereto irrespective of number or gender.

            21. It is agreed that all payments herein provided to be made shall be made without relief for valuation or appraisement laws, and all payments required to be made at the time due shall bear interest at the rate of eighteen (18%) percent per annum, from date of delinquency.

            22. Each of said parties do each herewith and hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion or other peril described in the "Extended Coverage" insurance endorsement approved for use in the state where the above property is located, which occurs in, on or about the said premises, whether due to the negligence of any of said parties, their agents or employees or otherwise.

            23. In the event the leased premises or any material portion thereof shall be acquired or condemned by eminent domain for any public or quasi-public use or purposes, Lessor may terminate this lease in which event said lease shall terminate and cease on the date upon which the condemning authority shall take possession of the leased premises so condemned. Lessee shall continue to perform the obligations imposed upon it by the terms of this Lease until said date.

                 Further, in the event of any such acquisition or condemnation by eminent domain, Lessee shall have no claim against the Lessor or the condemning authority for the value of the unexpired term of this Lease and Lessee shall not be entitled to any part of the award paid for the condemnation or acquisition of the leased premises, it being agreed that Lessor shall be entitled to receive the full amount of such award and it being further agreed that Lessee hereby expressly waives any right or claim against any portion of said award. Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by the Lessee in Lessee's own right on account of any and all damages to Lessee's business by reason of such acquisition or condemnation and for or on account of any cost to which Lessee might be put in removing Lessee's equipment, fixtures, inventory and other property from the leased premises.

            24. To the best of the knowledge of Lessor after due inquiry, (a) the Lessor's premises have never been used by previous owners or occupants or by the Lessor to generate, manufacture, refine, transport, treat, store, handle or dispose of any toxic material, hazardous substances or hazardous waste including, but not limited to, asbestos, or asbestos-containing materials, polychlorinated biphenyls (PCB's), solid, liquid, gaseous or thermal irritant or contaminant including smoke, vapor, soot fumes, acids, alkalies and chemicals (hereinafter collectively referred to as "Hazardous Waste") except in compliance with applicable law; (b) that no underground storage tanks have been installed on the leased premises other than by or for the benefit of Lessee or of which the Lessee has knowledge; (c) the Lessor has not received a summons, citation, directive, letter or other communication, written or oral, from any state agency or the United States Government concerning the premises or any intentional or unintentional action or omission on the Lessor's part as a result of the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of hazardous waste into waters or onto lands of the State of Indiana, or into waters outside the jurisdiction of the State of Indiana; (d) the Lessor has not caused nor permitted to exist, as a result of an intentional or unintentional act or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any hazardous waste into waters or onto lands of the State of Indiana, or into waters outside the jurisdiction of the State of Indiana unless said release, spill, leak, etc, is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities or otherwise in compliance with applicable law.

            25. The Lessee shall not cause, permit nor allow, as a result of any intentional or unintentional act or omission on its part, the leased premises to be used to generate, manufacture, refine, transport, treat, store, handle or dispose of any hazardous waste or cause, permit or allow to exist, as a result of any intentional or unintentional act or omission on its part, a releasing, spilling, leaking, pumping, emitting, pouring, emptying, or dumping of any hazardous waste into waters or onto lands unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities or otherwise in compliance with applicable law. Further, in the event Lessee or Lessor shall receive any summons, citation, directive, letter or other communication, written or oral, from any state agency or the United States Government concerning the leased premises and any act or omission relating thereto, Lessee, at its sole expense, shall comply with and correct any deficiency set forth in said summons, citation, directive, letter or other communication.

            26.  Lessee  further  agrees  to indemnify  and  hold  harmless  the
  Lessor, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, acts and expenses (including, without limitation, reasonable attorney's fees and claims arising out of loss or life, injury to persons, property or business or damage to natural resources) in connection with the activities of the Lessee, its predecessors in possession, third parties who have trespassed on the premises, or parties in contractual relationship with it, or any of them, whether or not occasioned wholly or in part by any condition, accident or even caused by an intentional or unintentional act or omission of the Lessee, which arises out of: (a) the actual, alleged or threatened releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of a hazardous waste into waters or onto lands; (b) the use, specification or inclusion of any hazardous waste on the premises or the failure to detect the same. The Lessee shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the opposite party, shall hold the opposite party harmless for those claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this paragraph.

            27. At the expiration of the initial term of the Lease, Lessee shall have the option to renew the Lease for an additional thirty-six (36) months, commencing October 1, 2005 and ending September 30, 2008. All provisions of the Lease for the renewal term shall be the same as for the initial term of the Lease as the same are applicable for the renewal term, excepting that basic rent for the renewal term shall be renegotiated by and between the parties prior to the commencement of said renewal term. Notice of exercise of said option to renew shall be given by the Lessee to the Lessor on or before June 30, 2005. The parties shall use their best efforts to agree upon rent for the renewal term to be agreed on or before July 31, 2005. In the event the parties are unable to agree upon basic rent for the renewal term of the Lease on or before said date, said rent shall be determined in a manner similar to the determination of rent for the last twenty-four (24) months of the initial term of the Lease, provided that in no event shall rent for the renewal term exceed 140% of the basic rent for the first twenty-four (24) months of the initial term of the Lease.

            28. Nothing herein contained shall be construed as prohibiting Lessor from assigning its right, title and interest in and to the leased premises, subject to the terms of this Lease, to any third party.

            29. Until further notice in written form is given by either of the parties hereto, all notices and/or rent to be delivered to the opposite party shall be mailed as follows:

                 LESSOR:

                 Mervin Lung Building Company, Inc.
                 5020 Lincolnway East
                 Mishawaka, IN 46544

                 TO LESSEE:

                 Patrick Industries, Inc.
                 P. O. Box 638
                 1800 South 14th Street
                 Elkhart, IN 46515

            30. Lessor covenants and agrees that so long as Lessee shall perform all of the terms, conditions, covenants and agreements to be kept by Lessee, Lessee shall have the quiet enjoyment of the leased premises.

            31. The parties agree that a memorandum of lease in form attached hereto and made a part hereof as Exhibit "B" may be recorded in the records of Elkhart County, Indiana.

            32. This lease is executed by the duly authorized officers of the Lessee and Lessor for and on behalf of said parties, and the persons executing this lease for and on behalf of the Lessee or the Lessor acknowledge and state that they have full power and authority to execute this lease pursuant to law, the by-laws of their respective corporations and authority of said corporation's board of directors.

       Dated effective this 1st day of October, 1995.

                      MERVIN LUNG BUILDING COMPANY, INC.,
                      an Indiana corporation
  ATTEST:

  _____________________    By:  ______________________________
  Gregory Lung             Mervin D. Lung, President

                                [LESSOR]

                           PATRICK INDUSTRIES, INC.
                           an Indiana corporation
  ATTEST:

  __________________________    By:  ______________________________
  Keith V. Kankel                    Thomas G. Baer, Vice President

  Secretary/Treasurer                Operations

                                     [LESSEE]

  STATE OF INDIANA    }
                      }  SS:
  COUNTY OF ST. JOSEPH     }

       Before me, a Notary Public in and for said County and State, personally appeared Mervin D. Lung and Gregory Lung, President and ________________ of Mervin Lung Building Company, Inc., an Indiana corporation, and acknowledged the execution of the above foregoing Commercial Lease for and on behalf of said corporation in their respective representative capacity, being authorized by it so to do.

       WITNESS my hand and Notarial Seal this _____ day of ____________, 1995.

                                ______________________________

                                Notary Public
                                Residing in ____________ County, IN
  My Commission Expires:

  _____________________________
  STATE OF INDIANA    }
                      }  SS:
  COUNTY OF ST. JOSEPH     }


       Before me, a Notary Public in and for said County and State, personally appeared Thomas G. Baer and Keith V. Kankel, Vice President, Operations and the Secretary/Treasurer, respectively, of Patrick Industries, Inc., an Indiana corporation, and acknowledged the execution of the above foregoing Commercial Lease for and on behalf of said corporation in their respective representative capacity, being authorized by it so to do.

       WITNESS my hand and Notarial Seal this _____ day of ____________, 1995.


                                ______________________________
                                Sherry L. Kizer, Notary Public
                                Residing in St. Joseph County, IN

  My Commission Expires:

     September 13, 1998

                                    EXHIBIT "A"


                              Real Estate Description


  TRACT ONE:

  A part of the Southwest Quarter (SW 1/4) of Section Seven (7), Township Thirty-seven (37) North, Range Five (5) East of the Second Principal Meridian (2nd PM) in the City of Elkhart, Elkhart County, Indiana.

  Commonly described as: 2024 1/2 W. Lusher Avenue, Elkhart, IN 46517



  TRACT TWO:

  A part of the Southwest Quarter (SW 1/4) of Section Seven (7), Township Thirty-seven (37) North, Range Five (5) East of the Second Principal Meridian (2nd PM) in the City of Elkhart, Elkhart County, Indiana.

  Commonly described as:  1910-1926 W. Lusher Avenue, Elkhart, IN 46517



  TRACT THREE:

  A part of the Southwest Quarter (SW 1/4) of Section Seven (7), Township Thirty-seven (37) North, Range Five (5) East of the Second Principal Meridian (2nd PM) in the City of Elkhart, Elkhart County, Indiana.

  Commonly described as:  2044 W. Lusher Avenue, Elkhart, IN 46517



  TRACT FOUR:

  A part of the Southwest Quarter (SW 1/4) of Section Seven (7), Township Thirty-seven (37) North, Range Five (5) East of the Second Principal Meridian (2nd PM) in the City of Elkhart, Elkhart County, Indiana.

  Commonly described as:  1930 W. Lusher Avenue, Elkhart, IN 46517